Exhibit 99.2

Bison Capital Acquisition Corp. Announces Consummation of Over-Allotment Exercise in Connection With Its Initial Public Offering

NEW YORK and HONG KONG, July 5, 2017 (GLOBE NEWSWIRE) -- Bison Capital Acquisition Corp. (Nasdaq:BCACU) ("Bison" or the "Company"), announced today that the underwriters of its initial public offering have exercised their over-allotment option in full to purchase 787,500 units and that the closing of the sale of such units has taken place on June 28, 2017. The option units were sold at an offering price of $10.00 per unit, generating additional gross proceeds of $7,875,000 to the Company and bringing the total gross proceeds of the initial public offering to $60,375,000. In connection with the over-allotment option exercise, Bison Capital Holding Company Limited, the Company’s sponsor, and underwriters for the offering purchased additional units through a private placement for the aggregate amount of 43,312 placement units at $10.00 per unit, generating gross proceeds of $433,125.

Of the proceeds received from the consummation of the over-allotment option exercise and the private placement of units, a total of $8,071,875 of the net proceeds were deposited in the trust account, bringing the aggregate proceeds held in the trust account to $61,884,375. A pro forma balance sheet of the Company as of June 23, 2017 reflecting receipt of the proceeds upon consummation of the over-allotment option and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained by contacting EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, New York 10017. Copies of the registration statement can be accessed through the SEC's website at www.sec.gov.

About Bison

Bison is a blank check company, also commonly referred to as a Special Purpose Acquisition Company (SPAC), formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities. The Company's efforts to identify a target business will not be limited to a particular industry or geographic region, with focus on business located in Asia and North America in the healthcare, consumer services and media/entertainment industries. Bison is being sponsored by Bison Capital Holding Company Limited.

Forward-Looking Statements

This press release includes "forward-looking statements" that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects", "believes", "anticipates", "intends", "estimates", "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Bison management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the Risk Factors section of Bison's final prospectus for its offering filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Bison Capital Acquisition Corp.
+1 9493506999

James J. Tong
CEO
jamestong@bisonholding.com